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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                October 15, 2001



                                  AVIDYN, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                    1-11922                          75-2297429
          (State of                (Commission File                   (IRS employment
        incorporation)                  Number)                      identification no.)


                              16980 DALLAS PARKWAY
                                    SUITE 120
                               DALLAS, TEXAS 75248
                    (Address of principal executive offices)



               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                  972-447-6447



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ITEM 1. CHANGE OF CONTROL OF REGISTRANT.
ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On September 28, 2001, AVIDYN, Inc. ("AVIDYN") agreed to purchase 106,960 shares of AVIDYN common stock from The Answer Partnership, Ltd. (the "Partnership") and 993,040 shares of AVIDYN common stock (the "Trust Shares") from The Essential Endowment Trust (the "Trust") at a purchase price of $3.60 per share. On October 15, 2001, the transaction was closed and the Company paid the Partnership $385,056 and the Trust $2,114,944 from cash on hand and issued a promissory note for the benefit of the Trust in the principal amount of $1,460,000. The note is due on November 5, 2001 and accrues interest at a rate of 3.79% per annum. The price per share was negotiated between the parties and was a 13% discount from the closing price on September 26, 2001, which was the day the price was negotiated.

The Partnership is a Texas limited partnership that was owned 62.5% by J. Ward Hunt, Chairman of the Board of AVIDYN and the Managing Partner of the Partnership, and 37.5% by the Trust. The Partnership was organized as of July 3, 1992, for purposes of acquiring all of the then-issued and outstanding AVIDYN common stock. Mr. Hunt controls the day-to-day management of the Partnership. The Trust is a Texas irrevocable trust that was formed effective as of July 2, 1992, for purposes of acquiring an interest in the Partnership for the primary benefit of three children of Mr. Hunt. On October 12, 2001, the Trust withdrew from the Partnership and the Partnership distributed the Trust Shares to the Trust.

As a condition of closing, Mr. Hunt agreed (i) to reduce his salary to be commissary with the President of AVIDYN and (ii) to cancel an option agreement with AVIDYN. The Company agreed to pay Mr. Hunt $5,000 for the cancellation of the option agreement. The option agreement entitled Mr. Hunt to purchase 500,000 shares of AVIDYN common stock at an exercise price of $8.75 per share.

Prior to the transaction, Mr. Hunt beneficially owned 2,665,607 shares or 56.5% of the outstanding AVIDYN common stock. Mr. Hunt now beneficially owns 1,565,607 shares or 43.2% of the outstanding AVIDYN common stock.

AVIDYN retired the 1,100,000 shares of its common stock purchased from the Partnership and the Trust as well as 1,100 shares of its common stock held in treasury.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS

None

(b) EXHIBITS.



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10.1 Securities Purchase Agreement, dated as of September 28, 2001, by and among
AVIDYN, Inc., The Answer Partnership, Ltd., the Essential Endowment Trust and J. Ward Hunt.

10.2 Amendment To Securities Purchase Agreement dated as of October 9, 2001, by and among AVIDYN, Inc., The Answer Partnership, Ltd., The Essential Endowment Trust and J. Ward Hunt.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AVIDYN, Inc.


Date: October 23, 2001                    By:  /s/ Joseph A. Hensley
                                             -----------------------------------
                                             Joseph A. Hensley
                                             President




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                                INDEX TO EXHIBITS



10.1 Securities Purchase Agreement, dated as of September 28, 2001, by and among AVIDYN, Inc., The Answer Partnership, Ltd., the Essential Endowment Trust and J. Ward Hunt.

10.2 Amendment To Securities Purchase Agreement dated as of October 9, 2001, by and among AVIDYN, Inc., The Answer Partnership, Ltd., The Essential Endowment Trust and J. Ward Hunt.